Exhibit 107

Calculation of Filing Fee Table

Form S-8

HEALTHEQUITY, INC.

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (3)	Maximum Aggregate Offering Price (3)	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.0001 per share	Rule 457(c) and Rule 457(h)	2,514,342 (2)	$69.53	$174,822,199.26	$92.70 per $1,000,000	$16,206.02
Total Offering Amounts					$174,822,199.26		$16,206.02
Total Fee Offsets							$1,263.35
Net Fees Due							$14,942.67

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the registration statement on Form S-8 (the “Registration Statement”) to which this exhibit relates shall also cover any additional shares of common stock, par value $0.0001 per share (“Common Stock”) of HealthEquity, Inc. (the “Registrant”) that become issuable under the HealthEquity, Inc. 2014 Equity Incentive Plan, as amended and restated (the “Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)	Represents the additional 2,514,342 shares of Common Stock that were automatically added to the shares authorized for issuance under the Plan on February 1, 2022 pursuant to an “evergreen” provision contained in the Plan. Pursuant to such provision, on February 1st of each year commencing in 2015 and ending on (and including) February 1, 2024, the number of shares of Common Stock reserved for issuance under the Plan is automatically increased by an amount equal to the lesser of: (i) 3% of the total number of shares of Common Stock outstanding on January 31st of the preceding fiscal year; and (ii) such lesser number of shares of Common Stock determined by the Registrant’s board of directors.

(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act, based on the average of the high and low sales prices of the Registrant’s Common Stock as reported on The NASDAQ Global Select Market on June 21, 2022.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number (1)	Initial Filing Date	Filing Date	Fee Offset Claimed (2)	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid With Fee Offset Source (3)
	Rule 457(p)
Fee Offset Claims	HealthEquity, Inc.	S-8	333-233573	August 30, 2019		$1,263.35	Equity	Common Stock, par value $0.0001 per share	179,255	$10,423,681.05
Fee Offset Sources	HealthEquity, Inc.	S-8	333-233573		August 30, 2019						$37,036.27

(1)	Effective as of June 15, 2020, the Registrant terminated the offering that included 5,255,027 unsold shares of Common Stock under its registration statement on Form S-8 (Registration No. 333-233573) (the “2019 Registration Statement”) by filing a post-effective amendment to such registration statement deregistering such unsold shares.

(2)	Represents the remaining portion of the unused registration fee previously paid by the Registrant in connection with the 2019 Registration Statement. The Registrant used (i) $16,674.96 of such registration fee as an offset to the registration fee due under its registration statement on Form S-8 (Registration No. 333-239436) filed on June 25, 2020 and (ii) $19,097.96 of such registration fee as an offset to the registration fee due under its registration statement on Form S-8 (Registration No. 333-257467) filed on June 28, 2021.

(3)	Pursuant to Rule 457(p) under the Securities Act, the Registrant expects to offset the registration fee due under this Registration Statement by an amount of fees that was previously paid with respect to the number of shares of Common Stock of the Registrant that remained unsold under the 2019 Registration Statement as of June 15, 2020. The registration fee previously paid under the 2019 Registration Statement was $37,036.27, of which $1,263.35 is available to be claimed as a fee offset, all of which is being applied to the registration fee due under this Registration Statement.